Exhibit 99.1

NYMEX BOARD MEMBER RESIGNS

New York, N.Y., June 24, 2005 -- NYMEX Holdings, Inc., announced that Michel Marks yesterday resigned from the board of directors.

Mr. Marks served as chairman of the board from 1978 to 1987 and has been a member of the board since May 2001, upon the creation of the equity owner category of the board.

NYMEX Chairman Mitchell Steinhause said, "Michel has been a vital part of the Exchange for many years, and we appreciate and recognize his legacy, which includes the launch of the energy complex.  We thank him for his contributions and wish him well in his future endeavors."

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results.  Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements.  In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets.  We assume no obligation to update or supplement our forward-looking statements.